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                                                                   EXHIBIT 4.3.5

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                         SUPPLEMENTAL PLEDGE AGREEMENT

                          DATED AS OF OCTOBER 29, 1999

                                     AMONG

                           THE ALLSTATE CORPORATION,

                        A.P.L. ACQUISITION CORPORATION,

                 AMERICAN HERITAGE LIFE INVESTMENT CORPORATION,

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION

                                      AND

                            THE CHASE MANHATTAN BANK

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                               TABLE OF CONTENTS

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                                                                                ----
                                   ARTICLE I
                                  DEFINITIONS
SECTION 1.1.    DEFINITION OF TERMS.........................................     2

                                  ARTICLE II
                             CONCERNING THE MERGER
SECTION 2.1.    ASSUMPTION OF OBLIGATIONS...................................     2
SECTION 2.2.    ALLSTATE AS A CO-OBLIGOR....................................     2
SECTION 2.3.    ACCEPTANCE BY PURCHASE CONTRACT AGENT AND
                COLLATERAL AGENT............................................     3

                                  ARTICLE III
                                 MISCELLANEOUS
SECTION 3.1.    RATIFICATION OF SUPPLEMENTED PLEDGE AGREEMENT...............     3
SECTION 3.2.    GOVERNING LAW...............................................     3
SECTION 3.3.    SEPARABILITY................................................     3
SECTION 3.4.    COUNTERPARTS................................................     4
SECTION 3.5.    EFFECTIVENESS...............................................     4
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     SUPPLEMENTAL PLEDGE AGREEMENT, dated as of October 29, 1999 (the
"Supplemental Agreement") among The Allstate Corporation, a Delaware corporation ("Allstate"), A.P.L. Acquisition Corporation, a wholly-owned subsidiary of Allstate and a Delaware corporation ("Merger Sub"), American Heritage Life Investment Corporation, a Florida corporation ("AHLIC"), The Chase Manhattan
Bank, a New York banking corporation, not individually but solely as "Collateral Agent" and "Securities Intermediary," as those terms are defined in the Pledge Agreement among AHLIC, The Chase Manhattan Bank and The First National Bank of Chicago, dated as of June 27, 1997 (the "Pledge Agreement"), and Bank One Trust Company (successor in interest to the First National Bank of Chicago, a national banking association), not individually but solely as the "Purchase Contract Agent," as that term is defined in the Pledge Agreement.

     WHEREAS, AHLIC, the Purchase Contract Agent and the Collateral Agent and Securities Intermediary entered into the Pledge Agreement to, among other things, authorize the pledge of the Preferred Securities by the Purchase Contract Agent and provide for the undertaking of certain obligations by AHLIC;

     WHEREAS, AHLIC intends to consummate a transaction involving the merger (the "Merger") of AHLIC with and into Merger Sub, pursuant to the Agreement and Plan of Merger and Reorganization among Allstate, Merger Sub and AHLIC dated as of July 8, 1999 (the "Merger Agreement");

     WHEREAS, Section 9.1 of the Pledge Agreement authorizes AHLIC, the Purchase Contract Agent and the Collateral Agent to enter into an amendment without the consent of any Holders, to, among other things, evidence the succession of another Person to AHLIC, and the assumption by any such successor of the covenants of AHLIC, as well as to make changes that do not adversely affect the interests of the Holders;

     WHEREAS, AHLIC has furnished the Trustee with an Opinion of Counsel stating that the Merger and this Supplemental Agreement (together with the Pledge Agreement, the "Supplemented Pledge Agreement") comply with the Pledge Agreement and that all conditions precedent in the Pledge Agreement provided for relating to the Merger have been met; and

     WHEREAS, pursuant to Section 9.3 of the Pledge Agreement, in signing this Supplemental Agreement the Collateral Agent and the Purchase Contract Agent shall be fully protected in relying upon an Opinion of Counsel stating that this Supplemental Agreement is authorized or permitted by the Pledge Agreement.

     NOW THEREFORE, in consideration of the premises Allstate, Merger Sub and AHLIC covenant and agree with the Purchase Contract Agent and the Collateral Agent and Securities Intermediary as follows:

                                   ARTICLE I
                                   DEFINITION

SECTION 1.1.  DEFINITION OF TERMS.

     Unless the context otherwise requires:

     (a) a term defined in the Pledge Agreement has the same meaning when used in this Supplemental Agreement;

     (b) a term defined anywhere in this Supplemental Agreement has the same meaning throughout;

     (c) the singular includes the plural and vice versa;

     (d) headings are for convenience of reference only and do not affect interpretation;

     (e) the term "Effective Time" shall have the meaning given to it in the Merger Agreement.
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                                   ARTICLE II
                             CONCERNING THE MERGER

SECTION 2.1.  ASSUMPTION OF OBLIGATIONS.

     (a) Merger Sub hereby expressly assumes, from and after the Effective Time, as fully as if it had been an original party to the Pledge Agreement, all the respective obligations of AHLIC under the Supplemented Pledge Agreement.

     (b) From and after the Effective Time, pursuant to Sections 9.4 and 10.4 of the Pledge Agreement, Merger Sub hereby succeeds, is substituted for and shall possess and from time to time may exercise each and every right and power of, the "Company" under the Pledge Agreement with the same effect as if Merger Sub had been an original party to the Pledge Agreement. As of the Effective Time, AHLIC is hereby forever released and discharged from all liabilities, covenants or obligations under the Pledge Agreement.

SECTION 2.2.  ALLSTATE AS A CO-OBLIGOR.

     The parties hereby agree that, from and after the Effective Time, Allstate shall hereby become a joint and several co-obligor and beneficiary with Merger Sub (but not as a successor to AHLIC) with respect to payment obligations and benefits under the Supplemented Pledge Agreement, and Allstate hereby agrees be jointly and severally liable with Merger Sub for the obligations of Merger Sub, as fully as if Allstate had been an original obligor.

SECTION 2.3.  ACCEPTANCE BY PURCHASE CONTRACT AGENT AND COLLATERAL AGENT.

     The Purchase Contract Agent and the Collateral Agent accept this Supplemental Agreement and agree to perform the duties set out in the Purchase Contract Agreement as hereby supplemented upon the terms and conditions set forth in the Purchase Contract Agreement, including the terms and provisions defining and limiting the liabilities and responsibilities of the Purchase Contract Agent and the Collateral Agent, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the duties created by the Purchase Contract Agreement as hereby supplemented; and without limiting the generality of the foregoing, the Purchase Contract Agent and the Collateral Agent shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by Allstate, Merger Sub and AHLIC, or for or with respect to the validity or sufficiency of this Supplemental Agreement or any of the terms or provisions hereof.

                                  ARTICLE III
                                 MISCELLANEOUS

SECTION 3.1.  RATIFICATION OF SUPPLEMENTED PLEDGE AGREEMENT

     The Pledge Agreement as supplemented by this Supplemental Agreement, is in all respects ratified and confirmed, and this Supplemental Agreement shall be deemed part of the Pledge Agreement in the manner and to the extent herein and therein provided.

SECTION 3.2.  GOVERNING LAW.

     This Supplemental Agreement shall be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of New York.

SECTION 3.3.  SEPARABILITY.

     In case any one or more of the provisions contained in this Supplemental Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall

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not affect any other provisions of this Supplemental Agreement, but this
Supplemental Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.4.  COUNTERPARTS.

     This Supplemental Agreement may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 3.5.  EFFECTIVENESS.

     This Supplemental Agreement shall become a legally effective and binding instrument upon the later of (i) execution and delivery hereof by all parties hereto and (ii) the Effective Time.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the day and year first above written.

                                          AMERICAN HERITAGE LIFE INVESTMENT
                                          CORPORATION

                                          By: /s/ T. O'NEAL DOUGLAS
                                            ------------------------------------
                                            Name: T. O'Neal Douglas
                                            Title: Chairman and CEO

                                          THE ALLSTATE CORPORATION

                                          By: /s/ JAMES P. ZILS
                                            ------------------------------------
                                            Name: James P. Zils
                                            Title: Treasurer

                                          A.P.L. ACQUISITION CORPORATION

                                          By: /s/ JAMES P. ZILS
                                            ------------------------------------
                                            Name: James P. Zils
                                            Title: Treasurer

                                          BANK ONE TRUST COMPANY, NATIONAL
                                          ASSOCIATION
                                          as Purchase Contract Agent and as
                                          attorney-in-fact
                                          of the Holders from time to time of
                                          the Securities

                                          By: /s/ JANICE OTT ROTUNNO
                                            ------------------------------------
                                            Name: Janice Ott Rotunno
                                            Title: Vice President

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                                          THE CHASE MANHATTAN BANK
                                          as Collateral Agent and Securities
                                          Intermediary

                                          By: /s/ LAURENCE J. O'BRIEN
                                            ------------------------------------
                                            Name: Laurence J. O'Brien
                                            Title: Vice President

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